SECRETARY OF STATE

STATE OF NEVADA

THE GREAT SEAL OF THE STATE OF NEVADA

CORPORATE CHARTER

I, CHERYL A. LAU, Secretary of State of the State of Nevada, do hereby certify that INDUSTRIAL DATA SYSTEMS CORPORATION did on the TWENTY-SECOND day of JUNE, 1994, file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all of the provisions required by the law of said State of Nevada.

                                          IN WITNESS WHEREOF, I have hereunto
                                          set my hand and affixed the Great Seal
                                          of State, at my office, in Carson
                                          City, Nevada, this TWENTY-SECOND day
                                          of JUNE, 1994.

                                          Secretary of State

                                          By

                                          Deputy

                                          THE GREAT SEAL OF THE STATE OF NEVADA